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                                                                 CONFORMED COPY

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR OBLIGATIONS AS SUCH TERM IS DEFINED IN THE SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF MAY 4, 1998 BY AND BETWEEN BANK ONE, TEXAS, N.A. AND THAYER EQUITY INVESTORS III, L.P.

                              SECURITY AGREEMENT

          SECURITY AGREEMENT, dated as of May 4, 1998, between Advanced Telemarketing Corporation, a Nevada corporation ("GRANTOR"), and Thayer Equity Investors III, L.P., a Delaware limited partnership ("THAYER").

                             W I T N E S S E T H:

          WHEREAS, Thayer has agreed to provide certain financial accommodations to Grantor and ATC Communications Group, Inc., a Delaware corporation ("Parent") and Grantor, Thayer and Parent have entered into that certain Reimbursement and Indemnity Agreement dated May 4, 1998 (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "REIMBURSEMENT AGREEMENT");

          WHEREAS, in order to induce Thayer to enter into the Reimbursement Agreement and the other Basic Documents, Grantor has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Reimbursement Agreement. All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by
Article 9 of the Texas Uniform Commercial Code ("Code") to the extent the same are used or defined therein.

          2.   GRANT OF LIEN.

          (a) To secure the prompt and complete payment, performance and observance of all of the Obligations, Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Thayer a Lien upon all of its right, title and interest in, to and under all of its personal property, tangible or intangible, whether now owned by or owing to, or hereafter acquired by or arising in favor of Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, Grantor, and regardless of where located, including the following (all of which being hereinafter collectively referred to as the "COLLATERAL"):

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               (i)    all Accounts;

               (ii)   all Chattel Paper;

               (iii)  all Contracts;

               (iv)   all Documents;

               (v)    all Equipment;

               (vi)   all Fixtures;

               (vii)  all General Intangibles;

               (viii) all Goods;

               (ix)   all Instruments;

               (x)    all Inventory;

               (xi)   all Investment Property;

               (xii) all Deposit Accounts and other bank accounts and all deposits therein;

               (xiii) all money, cash or cash equivalents of Grantor;

               (xiv) to the extent not otherwise included, all Proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing; and

               (xv) in addition all books, records, software programs, computerized disks and other management and information systems, data or technology related to any of the foregoing or to the business of Grantor as a whole.

          (b) In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Thayer as aforesaid, Grantor hereby grants to Thayer a right of set-off against the property of Grantor held by Thayer, consisting of property described above in
SECTION 2(a) now or hereafter in the possession or custody of or in transit to Thayer, for any purpose, including safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power.

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          3.   THAYER'S RIGHTS; LIMITATIONS ON THAYER'S OBLIGATIONS.

          (a) It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Thayer shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Thayer of any payment relating to any Contract or License pursuant hereto. Thayer shall not be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) Subject to the Subordination and Intercreditor Agreement, Thayer may at any time after a Default or an Event of Default shall have occurred and be continuing, without prior notice to Grantor, notify Account Debtors, parties to the Contracts and obligors in respect of Instruments and Chattel Paper, that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to Thayer and that payments shall be made directly to Thayer. Subject to the Subordination and Intercreditor Agreement, upon the request of Thayer after the occurrence and during the continuance of any Event of Default, Grantor shall so notify Account Debtors, parties to Contracts and obligors in respect of Instruments and Chattel Paper.

          (c) Thayer may at any time in Thayer's own name or in the name of Grantor communicate with Account Debtors, parties to Contracts, obligors in respect of Instruments and obligors in respect of Chattel Paper to verify with such Persons, to Thayer's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper. If a Default or Event of Default shall have occurred and be continuing, Grantor, at its own expense, shall cause the independent certified public accountants then engaged by Grantor to prepare and deliver to Thayer at any time and from time to time promptly upon Thayer's request after the occurrence and during the continuance of any Event of Default, the following reports with respect to
Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts;
(iii) trial balances; and (iv) a test verification of such Accounts as Thayer may request. Grantor, at its own expense, shall deliver to Thayer the results of each physical verification, if any, which Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

          4. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants that:

          (a) Grantor is the sole owner of each item of the Collateral upon which it purports to grant a Lien hereunder, and has good and marketable title thereto free and clear of any and all Liens other than Permitted Encumbrances.

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          (b)  No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by Grantor in favor of Thayer pursuant to this Security Agreement or the other Basic Documents, and (ii) in connection with any other Permitted Encumbrances.

          (c) This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements in the jurisdictions listed on SCHEDULE I hereto, a perfected Lien in favor of Thayer on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code. Such Lien is prior to all other Liens, except Permitted Encumbrances, and is enforceable as such as against any and all creditors of and purchasers from Grantor (other than purchasers of Inventory in the ordinary course of business). All action by Grantor necessary or desirable to attach and perfect such Lien on each item of the Collateral has been duly taken.

          (d) SCHEDULE II hereto lists all Instruments and Chattel Paper of Grantor. All action by Grantor necessary or desirable to protect and perfect the Lien of Thayer on each item set forth on SCHEDULE II (including the delivery of all originals thereof to Thayer and the legending of all Chattel Paper as required by SECTION 5(b) hereof) has been duly taken. The Lien of Thayer on the Collateral listed on SCHEDULE II hereto is prior to all other Liens, except Permitted Encumbrances, and is enforceable as such against any and all creditors of and purchasers from Grantor.

          (e) Grantor's chief executive office, principal place of business, corporate offices, all warehouses and premises where Collateral is stored or located, and the locations of all of its books and records concerning the Collateral are set forth on SCHEDULE III hereto.

          (f) With respect to the Accounts, except as specifically disclosed to Thayer (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by Grantor in the ordinary course of its business for prompt payment and disclosed to Thayer; (iii) to Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on Grantor's books and records and any invoices or statements delivered to Thayer with respect thereto; (iv) Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor's financial condition; and (v) Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due. Further with respect to the Accounts (x) the amounts shown on such records and all invoices, statements which may be delivered to Thayer with respect thereto are actually and absolutely owing to Grantor as indicated thereon and are not in any way contingent; (y) no

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payments have been or shall be made thereon except payments immediately delivered to the Thayer as required pursuant to the terms the Agreement; and
(z) to Grantor's knowledge, all Account Debtors have the capacity to contract.

          (g) With respect to any Inventory, (i) such Inventory is located at one of Grantor's locations set forth on SCHEDULE III hereto, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Thayer's prior consent, and if Thayer gives such consent, Grantor will concurrently therewith obtain, to the extent required by the Agreement, bailee, landlord and mortgagee agreements, (iii) Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Thayer and except for Permitted Encumbrances, (iv) except as specifically disclosed to Thayer, such Inventory is of good and merchantable quality, free from any defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party as a precondition of such sale or other disposition, and (vi) the completion of manufacture, sale or other disposition of such Inventory by Thayer following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Grantor is a party or to which such property is subject, other than Permitted Encumbrances.

          (h) Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in SCHEDULE IV hereto. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office, perfected security interests in favor of Thayer in Grantor's Patents, Trademarks and Copyrights and such perfected security interests are enforceable as such as against any and all creditors of and purchasers from Grantor. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements in the jurisdictions listed on SCHEDULE I hereto, all action necessary or desirable to protect and perfect Thayer's Lien on Grantor's Patents, Trademarks or Copyrights shall have been duly taken.

          5. COVENANTS. Grantor covenants and agrees with Thayer that from and after the date of this Security Agreement and until payment in full of the Obligations:

          (a) FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS. Subject to the Subordination and Intercreditor Agreement, at any time and from time to time, upon the written request of Thayer and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Thayer may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Thayer of any License or Contract held

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by Grantor or in which Grantor has any rights not heretofore assigned, (ii)
filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Basic Document, (iii) transferring Collateral to Thayer's possession if such Collateral consists of Chattel Paper, Instruments or if a Lien on such Collateral can be perfected only by possession, or if requested by Thayer, and (iv) obtaining, or using its best efforts to obtain, waivers of Liens, if any exist, from landlords and mortgagees in accordance with the Reimbursement Agreement, other than Permitted Encumbrances. Grantor also hereby authorizes Thayer to file any such financing or continuation statements without the signature of Grantor to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Thayer immediately upon Grantor's receipt thereof.

          (b) MAINTENANCE OF RECORDS. Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby. All Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Thayer Equity Investors III, L.P."

          (c)  Covenants Regarding Patent, Trademark and Copyright Collateral.

               (i) Grantor shall notify Thayer immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

               (ii) In no event shall Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Thayer prior written notice thereof, and, upon request of Thayer, Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Thayer may request to evidence Thayer's Lien on such Patent, Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

               (iii) Grantor shall take all actions necessary or requested by Thayer to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter

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     existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless Grantor shall determine that such Patent, Trademark or Copyright is not material to the conduct of its business.

               (iv) In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, Grantor shall notify Thayer promptly after Grantor learns thereof. Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Thayer shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

          (d) INDEMNIFICATION. In any suit, proceeding or action brought by Thayer relating to any Account, Chattel Paper, Contract, Document, General Intangible or Instrument for any sum owing thereunder or to enforce any provision of any Account, Chattel Paper, Contract, Document, General Intangible or Instrument, Grantor will save, indemnify and keep Thayer harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, except in the case of Thayer, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Thayer as finally determined by a court of competent jurisdiction. All such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Thayer.

          (e) COMPLIANCE WITH TERMS OF ACCOUNTS, ETC. In all material respects, Grantor will perform and comply with all obligations in respect of its Accounts, Chattel Paper, Contracts and Licenses and all other agreements to which it is a party or by which it is bound relating to the Collateral.

          (f) LIMITATION ON LIENS ON COLLATERAL. Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Thayer in and to any of Grantor's rights under the Collateral against the claims and demands of all Persons whomsoever, other than holders of Permitted Encumbrances.

          (g) LIMITATIONS ON DISPOSITION. Grantor will not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Reimbursement Agreement.

          (h) FURTHER IDENTIFICATION OF COLLATERAL. Grantor will, if so requested by Thayer, furnish to Thayer, as often as Thayer requests, statements and schedules further

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identifying and describing the Collateral and such other reports in connection with the Collateral as Thayer may reasonably request, all in such detail as Thayer may specify.

          (i) NOTICES. Grantor will advise Thayer promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Basic Document.

          6.   REMEDIES; RIGHTS UPON DEFAULT.

          (a) In addition to all other rights and remedies granted to it under this Security Agreement, the Reimbursement Agreement, the other Basic Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Thayer may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Thayer, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Grantor or any other Person notice and opportunity for a hearing on Thayer's claim or action, and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Thayer shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Thayer shall have the right to conduct such sales on Grantor's premises or elsewhere and shall have the right to use Grantor's premises without charge for such time or times as Thayer deems necessary or advisable.

          Grantor further agrees, at Thayer's request following the occurrence and during the continuation of an Event of Default, to assemble the Collateral and make it available to Thayer at places which Thayer shall select, whether at Grantor's premises or elsewhere. Until Thayer is able to effect a sale, lease, or other disposition of Collateral, Thayer shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Thayer. Thayer shall not have any obligation to Grantor to maintain or preserve the rights of Grantor as against third parties with respect to Collateral while Collateral is in the possession of Thayer. Thayer may, if it so elects, seek the appointment of a receiver or keeper to take

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possession of Collateral and to enforce any of Thayer's remedies with respect to such appointment without prior notice or hearing as to such appointment. Thayer shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Reimbursement Agreement, and only after so paying over such net proceeds, and after the payment by Thayer of any other amount required by any provision of law, need Thayer account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Thayer arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Thayer as finally determined by a court of competent jurisdiction. Grantor agrees that ten (10) days prior notice by Thayer of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys' fees and other expenses incurred by Thayer to collect such deficiency.

          (b) Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

          7. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY. For the purpose of enabling Thayer to exercise rights and remedies under SECTION 7 hereof (including, without limiting the terms of SECTION 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Thayer shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to Thayer an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

          8. LIMITATION ON THAYER'S DUTY IN RESPECT OF COLLATERAL. Thayer shall use reasonable care with respect to the Collateral in its possession or under its control. Thayer shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Thayer, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

          9. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In

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the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          10. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Reimbursement Agreement.

          11. SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Agreement and the other Basic Documents which, taken together, set forth the complete understanding and agreement of Thayer and Grantor with respect to the matters referred to herein and therein.

          12. NO WAIVER; CUMULATIVE REMEDIES. Thayer shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Thayer and then only to the extent therein set forth. A waiver by Thayer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Thayer would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Thayer, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Thayer and Grantor.

          13. LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

          14.  TERMINATION OF THIS SECURITY AGREEMENT.  Subject to

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SECTION 10 hereof, this Security Agreement shall terminate upon payment in full of the Obligations.

          15. SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor (including any debtor-in-possession on behalf of Grantor) and shall, together with the rights and remedies of Thayer hereunder, inure to the benefit of Thayer, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Thayer hereunder. Grantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

          16. COUNTERPARTS. This Security Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement.

          17. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE BASIC DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

          18. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THAYER AND GRANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER BASIC DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

          19. SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          20. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

          21. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of SECTION 18 and SECTION 19, with its counsel.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.


                              ADVANCED TELEMARKETING CORPORATION, as Grantor

                              By: /s/ Jerry L. Sims, Jr.
                                  -------------------------------------------

                              Name: Jerry L. Sims, Jr.

                              Title: Secretary



                              THAYER EQUITY INVESTORS III, L.P.,


                              By: /s/ Carl J. Rickertsen
                                  -------------------------------------------

                              Name: Carl J. Rickertsen

                              Title: Member

                                  SCHEDULE I

                                      to
                              SECURITY AGREEMENT


                             FILING JURISDICTIONS



                         Secretary of State of Texas
                        Secretary of State of Missouri
                           Jasper County, Missouri

                                  SCHEDULE II
                                      to
                              SECURITY AGREEMENT


                                 INSTRUMENTS
                                     AND
                                CHATTEL PAPER


                                     None

                                 SCHEDULE III
                                      to
                              SECURITY AGREEMENT

                 SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
                      AND RECORDS CONCERNING COLLATERAL

I.   Chief Executive Office and principal place of business of Grantor:

          7880 Bent Branch Drive, Suite 150
          Irving, Texas 75063

II.  Corporate Offices of Grantor:

          7880 Bent Branch Drive, Suite 150

Irving, Texas 75063

III. Warehouses:  None

IV.  Other Premises at which Collateral is Stored or Located:

          10935 Estate Lane, Suite 375
          Dallas, Texas 75238

          7801 Mesquite Bend Drive
          Irving, Texas 75063

          7803 Mesquite Bend Drive, Suite 100
          Irving, Texas 75063

          7880 Mesquite Bend Drive, Suite 200
          Irving, Texas 75063

          8001 Bent Branch Drive
          Irving, Texas 75063

          4135 Beltline Road
          Addison, Texas 75244

          802 High Street, Suite 100
          Joplin, Missouri 64801

V.   Locations of Records Concerning Collateral:

          7880 Bent Branch Drive, Suite 150

          Irving, Texas 75063

                                  SCHEDULE IV
                                      to
                              SECURITY AGREEMENT

                      PATENTS, TRADEMARKS AND COPYRIGHTS




Patent Application Number 08/814,492 filed March 10, 1997, titled "DATA TRANSFER PROTOCOL;" Inventor is Lin Song, application is assigned of record to Advanced Telemarketing Corporation.


                                      -18-